UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 07, 2023

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	30-1374889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Surrozen, Inc. (the “Company”) was held on December 7, 2023 (the “Special Meeting”). Proxies for the Special Meeting were solicited by the Board of Directors of the Company pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board of Director’s solicitation. There were 30,575,047 shares of common stock entitled to vote at the Special Meeting and each share of common stock was entitled to one vote. A total of 17,005,402 shares of common stock were present at the Special Meeting in person or by proxy. The final votes on the proposal presented at the Special Meeting were as follows:

Proposal 1: Approval of an amendment to the certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock, as disclosed in the proxy statement.

For	Against	Abstain
16,220,409	784,459	534

Item 8.01. Other Events.

On December 7, 2023, the Board of Directors of the Company approved the filing with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Amendment”), to effect a one-for-fifteen (1:15) reverse stock split of its outstanding common stock, effective as of December 13, 2023 (the “Reverse Stock Split”). A series of alternate amendments to effect the Reverse Stock Split was approved by the Company’s stockholders at the Special Meeting, and the specific one-for-fifteen (1:15) ratio was subsequently approved by the Company’s Board of Directors on December 7, 2023.

The Amendment provides that at the effective time of the Reverse Stock Split, every 15 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The Reverse Stock Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Reverse Stock Split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans and employee stock purchase plan. In addition, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options, restricted stock units and warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split with a corresponding increase in the exercise price per share applicable to such stock options and warrants. No fractional shares will be issued because of the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof.

The Company’s common stock is scheduled to begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on December 14, 2023 under the existing ticker symbol “SRZN”. The new CUSIP number for the common stock following the Reverse Stock Split is 86889P208. The par value per share of the common stock will remain unchanged at $0.0001.

The Company’s warrants trade on the Nasdaq Capital Market under the ticker symbol “SRZNW”. As a result of the Reverse Stock Split, every 15 shares of common stock that may be purchased pursuant to the Company’s outstanding warrants immediately prior to the Reverse Stock Split will represent one share of common stock that may be purchased pursuant to such warrants immediately following the Reverse Stock Split. Correspondingly, the exercise price per share of such warrants will be proportionately increased, such that the exercise price per share of such warrants immediately following the Reverse Stock Split will be $172.50, which equals the product of 15 multiplied by $11.50, the exercise price per share immediately prior to the Reverse Stock Split.

Following the Reverse Stock Split, such warrants will not be exercisable for any fractional shares. Fractional shares will be treated in accordance with the terms of the warrant. All other terms of each outstanding warrant will remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURROZEN, INC.

Date:	December 11, 2023	By:	/s/ Charles Williams
Name: Charles Williams Title: Chief Financial Officer